Exhibit 10.16

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of March 16, 2015, by and among StationDigital Corporation, a Delaware corporation (the “Company”) and Sichenzia Ross Friedman Ference LLP (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, the Company is conducting a private placement of a 15% senior secured note in the principal amount of $500,000 and a warrant to purchase shares of common stock to a certain private investor;

WHEREAS, the Company desires to establish an escrow account (the “Escrow Account”) for funds with the Escrow Agent into which it shall instruct the subscriber to deposit and wire funds for the payment of money made payable to the order of “Sichenzia Ross Friedman Ference LLP, as Escrow Agent for StationDigital Corporation” and Escrow Agent is willing to accept wires for the payment of money in accordance with the terms hereinafter set forth; and

WHEREAS, the Escrow Agent shall hold the Funds (as defined below) in escrow for the purchase of the Units until the Escrow Agent receives a fund disbursement memorandum (“Disbursement Memo”) signed by the Company;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1          The Company hereby appoints Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment. The parties hereby agree to establish the Escrow Account with the Escrow Agent whereby the Escrow Agent shall hold the Funds as contemplated by this Agreement. Only those amounts which have been deposited in the Escrow Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the “Funds.”

1.2          Upon the Escrow Agent’s receipt of Funds from a subscriber into its master escrow account for the benefit of the Company, it shall telephonically or via electronic mail advise the Company, or the Company’s designated attorney or agent, of the amount of funds it has received into its master escrow account.

1.3          Wire transfers to the Escrow Agent shall be made as follows:

Citibank
New York, NY
A/C of Sichenzia Ross Friedman Ference LLP (IOLA Account)
A/C#:
ABA#:

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1.4          Upon delivery of all Funds to the Company or the subscriber as the case may be by the Escrow Agent, this Escrow Agreement shall terminate (the “Termination Date”).

1.5          The Escrow Agent shall, upon receipt of the Disbursement Memo from the Company prior to the Termination Date, wire the Funds in accordance with such written instructions. Wire transfers shall be made pursuant to written instructions set forth in the Disbursement Memo provided to the Escrow Agent on the Closing Date.

1.6          The Company may reject or cancel any Funds in whole or in part. If payment for any such rejected or canceled subscription has been delivered to the Escrow Agent, the Company will inform the Escrow Agent of the rejection or cancellation, and the Escrow Agent upon receiving such notice shall promptly return such funds to said subscriber, but in no event prior to those funds becoming collected and available for withdrawal.

1.7          Upon disbursement of the Funds pursuant to the terms hereunder on or prior to the Termination Date, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Funds.

ARTICLE II

MISCELLANEOUS

2.1          All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing to the intended recipients set forth on Schedule A hereto. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. (Eastern Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Business Day or later than 5:30 p.m. (Eastern Time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

2.2          No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.3          This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

2.4          This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.5          Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

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2.6          The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Agreement shall only be brought in a state or Federal court sitting in New York City.

2.7          This Agreement and the rights and obligations hereunder of the Company may not be assigned. This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent, with the prior consent of the Company. The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company and the Escrow Agent.

2.8          The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

2.9          The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.10        The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

2.11        The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent. The Escrow Agent has acted as legal counsel for the Company and may continue to act as legal counsel for the Company, from time to time, notwithstanding its duties as the Escrow Agent hereunder.

2.12        The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving at least two (2) days written notice (the “Notice Period”) to the Company. In the event of any such resignation, the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any Funds and other documents held by the Escrow Agent. If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Funds to the parties from which they were received without interest or deduction.

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2.13        If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.14        It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefore.

2.15        The Company agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

2.16        This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of date first written above.

STATIONDIGITAL CORPORATION
By:___/s/ Louis Rossi_____________________________ Name: Louis Rossi Title: Chief Executive Officer

ESCROW AGENT: SICHENZIA ROSS FRIEDMAN FERENCE LLP
By:_/s/ Sichenzia Ross Friedman Ference LLP______ Name: Title:

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SCHEDULE A

Escrow Agent

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Attention: Darrin Ocasio, Esq.

Telephone: (212) 930-9700

Email: dmocasio@srff.com

Company

StationDigital Corporation

Highland Park Two

5700 Oakland Ave., Suite 200

St. Louis, MO 63110

Attention: Louis Rossi, Chief Executive Officer

Telephone: (617) 299-6590

Email: lrossi@stationdigital.com